Exhibit 23.3

Vavrinek, Trine, Day & Co., LLP Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Pacific Premier Bancorp, Inc. of our report dated March 4, 2016, relating to the consolidated financial statements for the year ended December 31, 2015 appearing in the Annual Report on Form 10-K of Pacific Premier Bancorp, Inc., for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the prospectus/proxy and consent solicitation statement.

Laguna Hills, California

April 6, 2018